Exhibit 99.1
Align Technology Announces First Quarter 2022 Results

Align Technology	Zeno Group
Madelyn Valente	Sarah Johnson
(408) 470-1180	(828) 551-4201
mvalente@aligntech.com	sarah.johnson@zenogroup.com

ALIGN TECHNOLOGY ANNOUNCES FIRST QUARTER 2022 FINANCIAL RESULTS

Commemorates 25 years of smiles and innovation through doctor-directed care with major milestones including 217K Invisalign trained doctors, 12.8M Invisalign patients, 73K iTero scanners, and 49K exocad software licenses

•Q1'22 total revenues of $973.2 million, compared to $894.8 million in Q1'21
•Q1'22 Invisalign volume of 598.8 thousand cases, compared to 595.8 thousand cases in Q1'21
•Q1'22 Invisalign cases for teenage patients of 175.2 thousand cases, 29.3% of total volumes, compared to 165.3 thousand cases, or 27.7% of total volumes in Q1'21
•Q1'22 Clear Aligner revenues of $809.7 million, compared to $753.3 million in Q1'21
•Q1'22 Imaging Systems and CAD/CAM Services revenues of $163.5 million, compared to $141.5 million in Q1'21
•Q1'22 diluted net income per share of $1.70; Q1 non-GAAP diluted net income per share of $2.13

TEMPE, Ariz., April 27, 2022 -- Align Technology, Inc. (Nasdaq: ALGN), a leading global medical device company that designs, manufactures, and sells the Invisalign system of clear aligners, iTero intraoral scanners, and exocad CAD/CAM software for digital orthodontics and restorative dentistry, today reported financial results for the first quarter of fiscal 2022 ("Q1'22"). Q1'22 total revenues were $973.2 million, down 5.6% sequentially and up 8.8% year-over-year. Q1'22 Clear Aligner revenues were $809.7 million, down 0.7% sequentially and up 7.5% year-over-year. Q1'22 Imaging Systems and CAD/CAM Services revenues were $163.5 million, down 24.2% sequentially and up 15.6% year-over-year. Q1'22 Clear Aligner volume was down 5.1% sequentially and up 0.5% year-over-year. For the Americas, Q1'22 Clear Aligner case volume was down 4.3% sequentially and down 1.5% year-over-year. For our International region, Q1'22 Clear Aligner case volume was down 6.1% sequentially and up 3.0% year-over-year. Q1'22 Clear Aligner case volume for teens was down 3.6% sequentially and up 6.0% year-over-year. Q1'22 operating income was $198.1 million resulting in an operating margin of 20.4%. Q1'22 net income was $134.3 million, or $1.70 per diluted share. On a non-GAAP basis, Q1'22 net income was $168.7 million or $2.13 per diluted share.

Commenting on Align's first quarter results, Align Technology President and CEO Joe Hogan said, “Overall, the first quarter proved to be a tougher than expected operating environment globally and we believe our results primarily reflect three factors: the continued impact of COVID-19 waves in every region and especially in China with its restrictions and lockdowns under their zero-COVID policy; a weaker economic environment and waning consumer confidence driven by increasing inflationary pressures and supply chain disruptions; and the military conflict in Ukraine and fallout across Europe. In addition, with approximately half our business occurring outside of the U.S., unfavorable foreign exchange rates negatively impacted our revenues, margins, and EPS. Notwithstanding these headwinds, Q1’22 total revenues of $973.2 million were up 8.8% year-over-year. This is compared to Q1’21

Align Technology Announces First Quarter 2022 Results
revenues of $894.8 million which had year-over-year revenue growth rate of 62.4% from Q1'20 to Q1'21. Our Q1’22 operating income was $198.1 million and operating margin was 20.4%.”

Continued Hogan, “We know that COVID lockdowns, weaker consumer confidence, inflationary pressures, and the Russia/Ukraine conflict have created headwinds, but we remain excited and are committed to realizing the enormous opportunity in front of us to lead the evolution of digital orthodontics and comprehensive dentistry. With less than 10% share of the 21 million orthodontic case starts each year, and with over 500 million people globally who can benefit from a healthy beautiful smile, our market is as large as ever. No other company is as well positioned as us to take advantage of that potential as the environment improves and growth trends return. We will continue focusing on the relentless execution of our strategic growth drivers while managing investments in the near term to account for the headwinds and uncertainty and we remain confident in our long term revenue growth target of 20-30%.”

Financial Summary - First Quarter Fiscal 2022

	Q1'22	Q4'21	Q1'21	Q/Q Change	Y/Y Change
Invisalign Case Shipments	598,835	631,145	595,820	(5.1)%	+0.5%
GAAP
Net Revenues	$973.2M	$1,031.1M	$894.8M	(5.6)%	+8.8%
Clear Aligner	$809.7M	$815.3M	$753.3M	(0.7)%	+7.5%
Imaging Systems and CAD/CAM Services	$163.5M	$215.8M	$141.5M	(24.2)%	+15.6%
Net Income	$134.3M	$191.0M	$200.4M	(29.7)%	(33.0)%
Diluted EPS	$1.70	$2.40	$2.51	($0.70)	($0.81)
Non-GAAP
Net Income	$168.7M	$224.5M	$198.4M	(24.9)%	(15.0)%
Diluted EPS	$2.13	$2.83	$2.49	($0.70)	($0.36)

As of March 31, 2022, we had $1.1 billion in cash, cash equivalents and short-term and long-term marketable securities, compared to $1.3 billion as of December 31, 2021. We also have $300.0 million available under a revolving line of credit. In February 2022, we purchased approximately 143.6 thousand shares of our common stock at an average price of $522.61 per share through open market repurchases, for a purchase price of $75.0 million. We have approximately $650.0 million remaining available for repurchase under our May 13, 2021, $1.0 Billion Repurchase Program.

Q1'22 Announcement Highlights

•April 3, 2022 marked the 25th anniversary of the founding of Align Technology and 25 years of smiles and innovation in digital orthodontics and restorative dentistry. Align is commemorating this significant milestone of doctor-directed care with over 217 thousand Invisalign trained doctors, 12.8 million Invisalign patients, 73 thousand iTero scanners, and 49 thousand exocad software licenses.
•On March 18, 2022, we announced the new Cone Beam Computed Tomography ("CBCT") integration feature for ClinCheck digital treatment planning software, a user-friendly tool that combines roots, bone, and crowns into a single three-dimensional model that enables doctors to visualize patients' roots as part of the digital

Align Technology Announces First Quarter 2022 Results
treatment planning process. The CBCT integration feature helps doctors confidently expand diagnosis and treat a broader range of cases with Invisalign clear aligners by increasing visibility and control of a patient’s underlying anatomical structures during the digital treatment planning process.
•On February 2, 2022, we announced Invisalign system innovations for the Align Digital Platform, a proprietary combination of software, systems, and services designed to provide a seamless experience and workflow that integrates and connects all users – doctors, labs, patients, and consumers. These Invisalign system innovations include ClinCheck Live Update for 3D controls, the Invisalign Practice App, Invisalign Personalized Plan ("IPP"), and Invisalign Smile Architect, and will revolutionize digital treatment planning for orthodontics and restorative dentistry by providing doctors with greater flexibility, consistency of treatment preferences, and real-time treatment plan access and modification capabilities. Each of these innovations is designed to enhance Invisalign treatment planning quality, efficiency, and scale, and contribute to a better doctor-patient engagement and treatment outcomes.

Q2'22 Stock Repurchase

•During Q2'22, we expect to repurchase up to $200.0 million of our common stock through either, or a combination of, open market repurchases or an accelerated stock repurchase agreement.

Align Web Cast and Conference Call

We will host a conference call today, April 27, 2022, at 4:30 p.m. ET, 1:30 p.m. PT, to review our first quarter 2022 results, discuss future operating trends, and our business outlook. The conference call will also be webcast live via the Internet. To access the webcast, go to the "Events & Presentations" section under Company Information on Align's Investor Relations website at http://investor.aligntech.com. To access the conference call, please dial 844-200-6205 with access code 769735. An archived audio webcast will be available beginning approximately one hour after the call's conclusion and will remain available for approximately one month. Additionally, a telephonic replay of the call can be accessed by dialing 866-813-9403 with access code 335004 For international callers, please dial 929-458-6194 and use the same access code referenced above. The telephonic replay will be available through 5:30 p.m. ET on May 11, 2022.

About Non-GAAP Financial Measures

To supplement our condensed consolidated financial statements, which are prepared and presented in accordance with generally accepted accounting principles in the United States ("GAAP"), we may provide investors with certain non-GAAP financial measures which may include gross profit, gross margin, operating expenses, income from operations, operating margin, interest income and other income (expense), net, net income before provision for income taxes, provision for income taxes, effective tax rate, net income and/or diluted net income per share, which exclude certain items that may not be indicative of our fundamental operating performance including discrete cash and non-cash charges or gains that are included in the most directly comparable GAAP measure. Unless otherwise indicated, when we refer to non-GAAP financial measures they will exclude the effects of stock-based compensation, amortization of certain acquired intangibles, deferred tax asset amortization related to the intra-entity transfer of non-inventory assets, acquisition-related costs, and arbitration award gain, and, if applicable, any associated tax impacts.

Align Technology Announces First Quarter 2022 Results
We use non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period comparisons. Our management believes that the use of certain non-GAAP financial measures provide meaningful supplemental information regarding our recurring core operating performance. We believe that both management and investors benefit from referring to these non-GAAP financial measures in assessing our performance and when planning, forecasting, and analyzing future periods. These non-GAAP financial measures also facilitate management's internal evaluation of period-to-period comparisons. We believe these non-GAAP financial measures are useful to investors both because (1) they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and (2) they will be provided to and used by our institutional investors and the analyst community to help them analyze the performance of our business.

There are limitations to using non-GAAP financial measures, though, because they are not prepared in accordance with GAAP and may be different from non-GAAP financial measures used by other companies. The non-GAAP financial measures are limited in value because they exclude certain items that may have a material impact upon our reported financial results. In addition, they are subject to inherent limitations as they reflect the exercise of judgments by management about which charges are excluded from the non-GAAP financial measures. We compensate for these limitations by analyzing current and future results on a GAAP as well as a non-GAAP basis and also by providing GAAP measures in our public disclosures. The presentation of non-GAAP financial information is meant to be considered in addition to, not as a substitute for or in isolation from, the directly comparable financial measures prepared in accordance with GAAP. We urge investors to review the reconciliation of our GAAP financial measures to the comparable non-GAAP financial measures included in this presentation and not to rely on any single financial measure to evaluate our business. For more information on these non-GAAP financial measures, please see the table captioned "Unaudited GAAP to Non-GAAP Reconciliation."

About Align Technology, Inc.

Align Technology designs and manufactures the Invisalign® system, the most advanced clear aligner system in the world, iTero® intraoral scanners and services, and exocad® CAD/CAM software. These technology building blocks enable enhanced digital orthodontic and restorative workflows to improve patient outcomes and practice efficiencies for over 217 thousand doctor customers and is key to accessing Align’s 500 million consumer market opportunity worldwide. Align has helped doctors treat over 12.8 million patients with the Invisalign system and is driving the evolution in digital dentistry through the Align Digital Platform, our integrated suite of unique, proprietary technologies and services delivered as a seamless, end-to-end solution for patients and consumers, orthodontists and GP dentists, and lab/partners. Visit www.aligntech.com for more information.

For additional information about the Invisalign system or to find an Invisalign doctor in your area, please visit www.invisalign.com. For additional information about the iTero digital scanning system, please visit www.itero.com. For additional information about exocad dental CAD/CAM offerings and a list of exocad reseller partners, please visit www.exocad.com.

Align Technology Announces First Quarter 2022 Results
Forward-Looking Statements

This news release, including the tables below, contains forward-looking statements, including statements of beliefs and expectations regarding market opportunities and size, the impact of events and circumstances on economic conditions and predictability, our areas of focus and commitment, and in connection with the expected or actual timing, means and amount of stock repurchases. Forward-looking statements contained in this news release relating to expectations about future events or results are based upon information available to Align as of the date hereof. Readers are cautioned that these forward-looking statements reflect our best judgments based on currently known facts and circumstances and are subject to risks, uncertainties, and assumptions that are difficult to predict. As a result, actual results may differ materially and adversely from those expressed in any forward-looking statement.

Factors that might cause such a difference include, but are not limited to:
•the impact of the COVID-19 pandemic and its variants on the health and safety of our employees, customers, patients, and our suppliers, as well as the physical and economic impacts of the various recommendations, orders, and protocols issued by local and national governmental agencies in light of continual evolution of the pandemic, including any periodic reimplementation of preventative measures in various global locations;
•the economic and geopolitical ramifications of the military conflict in Ukraine, including sanctions, retaliatory sanctions, nationalism, supply chain disruptions and other consequences, any of which may or continue to adversely impact our commercial and research and development activities inside and outside of Russia;
•difficulties predicting customer and consumer purchasing behavior and changes in consumer spending habits as a result of, among other things, prevailing economic conditions, levels of employment, salaries and wages, growing inflationary pressure and declining consumer confidence, particularly in light of the pandemic and pandemic-related restrictions, the military conflict in Ukraine and the impact of efforts by central banks to combat inflation;
•the timing and availability and cost of raw materials, components, products and other shipping and supply chain constraints;
•unexpected or rapid changes in the growth or decline of our domestic and/or international markets;
•increasing competition from existing and new competitors;
•rapidly evolving and groundbreaking advances that fundamentally alter the dental industry or the way new and existing customers market and provide products and services to consumers;
•the ability to protect our intellectual property rights;
•continued compliance with regulatory requirements;
•declines in, or the slowing of the growth of, sales of our intraoral scanners domestically and/or internationally and the impact either would have on the adoption of Invisalign products;
•the willingness and ability of our customers to maintain and/or increase product utilization in sufficient numbers;
•the possibility that the development and release of new products or enhancements to existing products do not proceed in accordance with the anticipated timeline or may themselves contain

Align Technology Announces First Quarter 2022 Results
bugs, errors or defects in software or hardware requiring remediation and that the market for the sale of these new or enhanced products may not develop as expected;
•a tougher consumer demand environment in China generally, especially for manufacturers and service providers whose headquarters or primary operations are not based in China;
•the risks relating to our ability to sustain or increase profitability or revenue growth in future periods (or minimize declines) while controlling expenses;
•the impact of excess or constrained capacity at our manufacturing and treat operations facilities and pressure on our internal systems and personnel;
•the compromise of our systems or networks, including any customer and/or patient data contained therein, for any reason;
•the timing of case submissions from our doctors within a quarter as well as an increased manufacturing costs per case;
•foreign operational, political, military and other risks relating to our operations; and
•the loss of key personnel, labor shortages or work stoppages for us or our suppliers.
The foregoing and other risks are detailed from time to time in our periodic reports filed with the Securities and Exchange Commission, including, but not limited to, our Annual Report on Form 10-K for the year ended December 31, 2021, which was filed with the Securities and Exchange Commission ("SEC") on February 25, 2022. Align undertakes no obligation to revise or update publicly any forward-looking statements for any reason.

Align Technology Announces First Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
Net revenues	$973,219	$894,771
Cost of net revenues	263,873	217,673
Gross profit	709,346	677,098
Operating expenses:
Selling, general and administrative	439,457	397,115
Research and development	71,807	54,537
Total operating expenses	511,264	451,652
Income from operations	198,082	225,446
Interest income and other income (expense), net:
Interest income	677	1,643
Other income (expense), net	(11,273)	34,532
Total interest income and other income (expense), net	(10,596)	36,175
Net income before provision for income taxes	187,486	261,621
Provision for income taxes	53,188	61,245
Net income	$134,298	$200,376

Net income per share:
Basic	$1.71	$2.54
Diluted	$1.70	$2.51
Shares used in computing net income per share:
Basic	78,742	79,000
Diluted	79,193	79,798

Align Technology Announces First Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands)

	March 31, 2022	December 31, 2021
ASSETS

Current assets:
Cash and cash equivalents	$926,119	$1,099,370
Marketable securities, short-term	86,749	71,972
Accounts receivable, net	950,892	897,198
Inventories	275,669	230,230
Prepaid expenses and other current assets	241,339	195,305
Total current assets	2,480,768	2,494,075

Marketable securities, long-term	107,695	125,320
Property, plant and equipment, net	1,140,922	1,081,926
Operating lease right-of-use assets, net	125,252	121,257
Goodwill	411,965	418,547
Intangible assets, net	103,499	109,709
Deferred tax assets	1,515,620	1,533,767
Other assets	57,693	57,509

Total assets	$5,943,414	$5,942,110

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$186,509	$163,886
Accrued liabilities	465,071	607,315
Deferred revenues	1,212,067	1,152,870
Total current liabilities	1,863,647	1,924,071

Income tax payable	123,476	118,072
Operating lease liabilities	104,983	102,656
Other long-term liabilities	184,456	174,597
Total liabilities	2,276,562	2,319,396

Total stockholders’ equity	3,666,852	3,622,714

Total liabilities and stockholders’ equity	$5,943,414	$5,942,110

Align Technology Announces First Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Three Months Ended March 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net cash provided by operating activities	$30,498	$227,187

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash (used in) provided by investing activities	(90,198)	4,566

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash used in financing activities	(111,742)	(53,435)

Effect of foreign exchange rate changes on cash, cash equivalents, and restricted cash	(1,826)	(7,487)
Net (decrease) increase in cash, cash equivalents, and restricted cash	(173,268)	170,831
Cash, cash equivalents, and restricted cash at beginning of the period	1,100,139	961,474
Cash, cash equivalents, and restricted cash at end of the period	$926,871	$1,132,305

Align Technology Announces First Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
INVISALIGN BUSINESS METRICS

	Q1	Q2	Q3	Q4	Fiscal	Q1
	2021	2021	2021	2021	2021	2022
Invisalign Average Selling Price (ASP):
Comprehensive Products ASP	$1,265	$1,250	$1,255	$1,270	$1,260	$1,315
Non-Comprehensive Products ASP	$1,030	$1,040	$1,050	$1,040	$1,040	$1,080

Number of Invisalign Doctors Cases Were Shipped To:
Americas	38,975	40,740	41,310	40,460	56,750	39,455
International	39,630	42,725	44,190	43,080	65,800	42,985
Total Doctors Cases Shipped To	78,605	83,465	85,500	83,540	122,550	82,440

Invisalign Doctor Utilization Rates*:
North America	9.1	9.9	9.8	9.3	28.1	9.2
North American Orthodontists	26.8	29.4	29.7	26.9	98.1	26.8
North American GP Dentists	4.8	5.3	5.0	5.1	14.3	5.0
International	6.8	7.1	6.5	6.8	17.5	6.4
Total Utilization Rates**	7.6	8.0	7.7	7.6	20.8	7.3

* # of cases shipped / # of doctors to whom cases were shipped
** LATAM utilization rate is not separately disclosed but included in the total utilization rates

ALIGN TECHNOLOGY, INC.
STOCK-BASED COMPENSATION
(in thousands)

	Q1	Q2	Q3	Q4	Fiscal	Q1
	2021	2021	2021	2021	2021	2022
Stock-based Compensation (SBC):
SBC included in Gross Profit	$1,306	$1,418	$1,451	$1,458	$5,633	$1,514
SBC included in Operating Expenses	25,935	27,437	26,951	28,380	108,703	30,107
Total SBC	$27,241	$28,855	$28,402	$29,838	$114,336	$31,621

Align Technology Announces First Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
GAAP gross profit	$709,346	$677,098
Stock-based compensation	1,514	1,306
Amortization of intangibles (1)	2,487	2,175
Non-GAAP gross profit	$713,347	$680,579

GAAP gross margin	72.9%	75.7%
Non-GAAP gross margin	73.3%	76.1%

GAAP total operating expenses	$511,264	$451,652
Stock-based compensation	(30,107)	(25,935)
Amortization of intangibles (1)	(910)	(888)
Acquisition related costs (2)	—	(36)
Non-GAAP total operating expenses	$480,247	$424,793

GAAP income from operations	$198,082	$225,446
Stock-based compensation	31,621	27,241
Amortization of intangibles (1)	3,397	3,063
Acquisition related costs (2)	—	36
Non-GAAP income from operations	$233,100	$255,786

GAAP operating margin	20.4%	25.2%
Non-GAAP operating margin	24.0%	28.6%

GAAP total interest income and other income (expense), net	$(10,596)	$36,175
Arbitration award gain (4)	—	(43,403)
Non-GAAP total interest income and other income (expense), net	$(10,596)	$(7,228)

GAAP net income before provision for income taxes	$187,486	$261,621
Stock-based compensation	31,621	27,241
Amortization of intangibles (1)	3,397	3,063
Acquisition related costs (2)	—	36
Arbitration award gain (3)	—	(43,403)
Non-GAAP net income before provision for income taxes	$222,504	$248,558

Align Technology Announces First Quarter 2022 Results
ALIGN TECHNOLOGY, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION CONTINUED
(in thousands, except per share data)

	Three Months Ended March 31,
	2022	2021
GAAP provision for income taxes	$53,188	$61,245
Tax impact on non-GAAP adjustments	10,788	7,155
Tax related non-GAAP items (4)	(10,169)	(18,194)
Non-GAAP provision for income taxes	$53,807	$50,206

GAAP effective tax rate	28.4%	23.4%
Non-GAAP effective tax rate	24.2%	20.2%

GAAP net income	$134,298	$200,376
Stock-based compensation	31,621	27,241
Amortization of intangibles (1)	3,397	3,063
Acquisition related costs (2)	—	36
Arbitration award gain (3)	—	(43,403)
Tax impact on non-GAAP adjustments	(10,788)	(7,155)
Tax related non-GAAP items (4)	10,169	18,194
Non-GAAP net income	$168,697	$198,352

GAAP diluted net income per share	$1.70	$2.51
Non-GAAP diluted net income per share	$2.13	$2.49

Shares used in computing diluted net income per share	79,193	79,798

Notes:
(1)    Amortization of intangible assets related to certain acquisitions
(2)    Acquisition related costs were for professional fees related to our exocad acquisition.
(3)    Gain from the SDC arbitration award regarding the value of Align's capital account balance
(4)    For the periods presented, we recorded amortization and certain adjustments to the benefit from the transferred intangible assets of our Swiss entity.

Refer to "About Non-GAAP Financial Measures" section of press release.